                                                                EXHIBIT 99.B18

                      [GODFREY & KAHN, S. C. LETTERHEAD]

                              February 23, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

        Re:  Strong Asia Pacific Fund, Inc.

Gentlemen:

        We represent Strong Asia Pacific Fund, Inc. (the "Company"), in connection with its filing of Post-Effective Amendment No. 4 (the "Post-Effective Amendment") to the Company's Registration Statement (Registration Nos. 33-70762; 811-8098) on Form N-1A under the Securities Act of 1933 (the "Securities Act") and the Investment Company Act of 1940. The Post-Effective Amendment is being filed pursuant to Rule 485(b) under the Securities Act.

        We have reviewed the Post-Effective Amendment and, in accordance with Rule 485(b)(4) under the Securities Act, hereby represent that the Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

                             Very truly yours,

                             GODFREY & KAHN, S.C.


                         /s/ Scott A. Moehrke

                             Scott A. Moehrke